EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of Data Broadcasting Corporation on Form S-8 (File Nos. 333-04524, 33-74026 and 33-89146) of our reports, dated September 13, 1994, on our audit of the consolidated financial statements and financial statement schedule of Data Broadcasting Corporation as of June 30, 1994, and for the year then ended, which reports are included in this Annual Report on Form 10-K. As indicated therein, our reports include an explanatory paragraph on the change in the Company's method of accounting for income taxes.


                                                  COOPERS & LYBRAND L.L.P.


New York, New York
September 25, 1996